Press Release For immediate release Brandon Burke, Investor Relations Graham Galt, Media Relations 404-439-3468 404-439-3070

Invesco Reports Results for the Three Months and Year Ended December 31, 2018

Progressing towards integration and synergies with OppenheimerFunds - on track to close in Q2 2019
Share buybacks of $300 million

Atlanta, January 30, 2019 --- Invesco Ltd. (NYSE: IVZ) today reported financial results for the three months and year ended December 31, 2018.

“Invesco’s fourth-quarter operating results reflect market declines and a challenging investment environment at the end of 2018,” said Martin L. Flanagan, President and CEO of Invesco.  “We’re seeing early signs of improved performance in our US mutual funds - through Jan. 15 the percentage of assets in the top half of peer groups on a trailing one-year basis improved by more than 30 percentage points when compared to Nov. 30 - reflecting an improving environment for active managers.
“We also made considerable progress toward our combination with OppenheimerFunds during the quarter and are on track to meet our expense synergy target of $475 million,” Mr. Flanagan added.  “The combination will further accelerate the firm’s growth initiatives, strengthen Invesco’s scale and client relevance, expand our comprehensive suite of differentiated investment capabilities and provide compelling financial returns for shareholders.  We anticipate the transaction will close by the end of the second quarter.”

	Q4-18		Q3-18		Q4-18 vs. Q3-18	Q4-17		Q4-18 vs. Q4-17
U.S. GAAP Financial Measures
Operating revenues	$1,255.9	m	$1,341.8	m	(6.4)%	$1,375.6	m	(8.7)%
Operating income	$230.4	m	$322.1	m	(28.5)%	$342.6	m	(32.7)%
Operating margin	18.3%		24.0%			24.9%
Net income attributable to Invesco Ltd.	$114.2	m	$269.6	m	(57.6)%	$408.2	m	(72.0)%
Diluted EPS	$0.28		$0.65		(56.9)%	$0.99		(71.7)%

Adjusted Financial Measures(1)
Net revenues	$919.2	m	$966.9	m	(4.9)%	$1,004.9	m	(8.5)%
Adjusted operating income	$300.0	m	$357.8	m	(16.2)%	$397.5	m	(24.5)%
Adjusted operating margin	32.6%		37.0%			39.6%
Adjusted net income attributable to Invesco Ltd.	$181.2	m	$274.4	m	(34.0)%	$299.1	m	(39.4)%
Adjusted diluted EPS	$0.44		$0.66		(33.3)%	$0.73		(39.7)%

Assets Under Management
Ending AUM	$888.2	bn	$980.9	bn	(9.5)%	$937.6	bn	(5.3)%
Average AUM	$924.4	bn	$985.1	bn	(6.2)%	$930.3	bn	(0.6)%

(1)	The adjusted financial measures are all non-GAAP financial measures. See the information on pages 11 through 14 for a reconciliation to their most directly comparable U.S. GAAP measures.

	2018		2017		% Change
U.S. GAAP Financial Measures
Operating revenues	$5,314.1	m	$5,160.3	m	3.0%
Operating income	$1,204.9	m	$1,279.1	m	(5.8)%
Operating margin	22.7%		24.8%
Net income attributable to Invesco Ltd.	$882.8	m	$1,127.3	m	(21.7)%
Diluted EPS	$2.14		$2.75		(22.2)%

Adjusted Financial Measures(1)
Net revenues	$3,818.1	m	$3,754.9	m	1.7%
Adjusted operating income	$1,391.7	m	$1,482.2	m	(6.1)%
Adjusted operating margin	36.5%		39.5%
Adjusted net income attributable to Invesco Ltd.	$1,002.7	m	$1,105.9	m	(9.3)%
Adjusted diluted EPS	$2.43		$2.70		(10.0)%

Assets Under Management
Ending AUM	$888.2	bn	$937.6	bn	(5.3)%
Average AUM	$958.7	bn	$875.0	bn	9.6%

(1)	The adjusted financial measures are all non-GAAP financial measures. See the information on pages 11 through 14 for a reconciliation to their most directly comparable U.S. GAAP measures.

Combination with OppenheimerFunds

As announced in October, Invesco and MassMutual have entered into a definitive agreement whereby Invesco will acquire MassMutual’s asset management affiliate, OppenheimerFunds, Inc.  In turn, MassMutual and the OppenheimerFunds employee shareholders will receive a combination of common and preferred equity consideration, and MassMutual will become a significant shareholder of Invesco, with an approximate 15.5% stake.  The transaction is on track to close in the second quarter of 2019 (pending necessary regulatory and other third-party approvals) and will bring Invesco’s total assets under management (AUM) to more than $1.1 trillion, making it the 13th largest global investment manager and the 6th largest US retail investment manager(1).  This strategic combination of highly complementary investment and distribution capabilities will strengthen the combined organization’s ability to provide relevant investment outcomes to an expanded number of institutional and retail clients in the US and around the globe.

Under the terms of the agreement, Invesco will acquire OppenheimerFunds with consideration to MassMutual and OppenheimerFunds employee shareholders consisting of 81.9 million shares of Invesco common equity and $4 billion in perpetual, non-cumulative preferred shares with a 21-year non-call period and a fixed rate of 5.9%. Based on Invesco’s stock price as of December 31, 2018 this represents an estimated purchase price of $5.4 billion.

Since announcement, Invesco and OppenheimerFunds have made significant progress toward achieving the post-close integration and targeted expense synergies of $475 million through a planned combination of middle- and back-office rationalization, location strategy and leveraging the scale of the global operating platform.  As noted in October, bringing the two firms together will accelerate Invesco’s growth strategy and further strengthen our ability to meet client needs across the globe.

(1) data as of Dec. 31, 2018.

Assets Under Management

Total assets under management (AUM) at December 31, 2018, were $888.2 billion (September 30, 2018: $980.9 billion), a decrease of $92.7 billion during the fourth quarter and decrease of $49.4 billion during the year. As of July 1, 2018, we began including 100% of Invesco Great Wall Fund Management Company, which added $9.5 billion in AUM during the third quarter. The acquisition of the Guggenheim Investments' ETF business on April 6, 2018 added $38.1 billion in AUM in 2018. The acquisition of the European ETF business added $26.0 billion in AUM in 2017. Long-term net outflows were $20.1 billion and total net outflows were $18.1 billion for the fourth quarter while long-term outflows were $39.0 billion and total net outflows were $28.9 billion for the year, as detailed below:

	Quarter			Year
Summary of net flows (in billions)	Q4-18	Q3-18	Q4-17	2018	2017
Active	($16.4)	($10.9)	($2.3)	($37.2)	($0.2)
Passive	(3.7)	(0.3)	0.8	(1.8)	4.7
Long-term net flows	(20.1)	(11.2)	(1.5)	(39.0)	4.5
Non-management fee earning AUM	(1.2)	3.2	1.6	2.5	3.0
Institutional money market	3.2	3.1	(3.3)	7.6	(3.2)
Total net flows	($18.1)	($4.9)	($3.2)	($28.9)	$4.3

Annualized long-term organic growth rate (1)	(10.1%)	(5.6%)	2.3%	(5.0%)	1.7%

(1)
Annualized long-term organic growth rate is calculated using long-term net flows (annualized) divided by opening long-term AUM for the period. Long-term AUM excludes institutional money market and non-management fee earning AUM.

Net market losses led to a $79.4 billion decrease in AUM during the fourth quarter, compared to a $14.3 billion increase in the third quarter 2018. Foreign exchange rate movements led to a $3.6 billion decrease in AUM during the fourth quarter, compared to a $3.0 billion decrease in the third quarter 2018. Average AUM during the fourth quarter were $924.4 billion, compared to $985.1 billion for the third quarter 2018, a decrease of 6.2%.

Net market losses led to a $67.0 billion decrease in AUM during 2018, compared to a $66.0 billion increase in 2017. Foreign exchange rate movements led to a $12.5 billion decrease in AUM during 2018, compared to a $21.4 billion increase in 2017. Average AUM during 2018 were $958.7 billion, compared to $875.0 billion for 2017, an increase of 9.6%. Further analysis is included in the supplementary schedules to this release.

Operating Results fourth quarter ended December 31, 2018

This section discusses the company's fourth quarter 2018 results, as compared to the third quarter 2018, and comments on significant items that have impacted the company's results as presented in accordance with U.S. GAAP. During the fourth quarter of 2018, the company added a new U.S. GAAP income statement line item, "Transaction, integration and restructuring." This line item includes transaction-related costs for acquisitions, as well as integration and restructuring-related costs. Utilizing a financial statement line item for these types of costs is an approach the company has applied in the past in connection with large-scale business combinations. The presentation of prior period business combination and optimization amounts has been reclassified to be consistent with the current period presentation.  Such reclassifications had no impact on total operating revenues, operating expenses, net income, total assets, total liabilities, or equity attributable to Invesco Ltd.   See footnotes to the U.S. GAAP condensed consolidated income statements on page 9 for reclassification details.

Operating revenues decreased 6.4% to $1,255.9 million in the fourth quarter, from $1,341.8 million in the third quarter 2018. The change was primarily due to decreased investment management fees. Foreign exchange rate changes decreased operating revenues by $6.3 million compared to the third quarter 2018.

Investment management fees decreased by $89.7 million (8.6%) to $949.2 million in the fourth quarter, from $1,038.9 million in the third quarter 2018, due to a decrease of 6.2% in average AUM between the periods.

Service and distribution fees decreased $16.5 million (6.7%) to $231.5 million in the fourth quarter, from $248.0 million in the third quarter 2018, in line with the decrease in AUM.

Performance fees were $28.3 million in the fourth quarter, compared to $7.9 million in the third quarter 2018. Performance fees recorded in the fourth quarter arose primarily from European real estate products.

Other revenues decreased by $0.1 million (0.2%) to $46.9 million in the fourth quarter, compared to $47.0 million in the third quarter 2018.

Operating expenses increased $5.8 million (0.6%) to $1,025.5 million in the fourth quarter, from $1,019.7 million in the third quarter 2018. Foreign exchange rate changes decreased fourth quarter operating expenses by $4.6 million when compared to the third quarter 2018.

Third-party distribution, service and advisory expenses decreased by $35.8 million (8.8%) to $372.2 million in the fourth quarter, from $408.0 million in the third quarter 2018, consistent with the decrease in revenues resulting from the decrease in retail AUM.

Employee compensation expenses decreased by $31.4 million (8.2%) to $349.3 million in the fourth quarter, from $380.7 million in the third quarter 2018. The decrease in the fourth quarter reflects lower variable compensation costs.

Marketing expenses increased by $7.9 million (23.7%) to $41.3 million in the fourth quarter from $33.4 million in the third quarter 2018 reflecting marketing campaigns related to new products, digital marketing and seasonal sales and marketing events.

Property, office and technology expenses increased $4.3 million (4.1%) to $108.0 million in the fourth quarter, from $103.7 million in the third quarter 2018 . Technology increases include higher outsourced administration costs related to growth in digital platforms and outsourcing of back office services.

General and administrative expenses increased $32.1 million (52.8%) to $92.9 million in the fourth quarter, from $60.8 million in the third quarter 2018. The majority of the variance between periods results from a VAT-related benefit of $26.7 million recorded in the third quarter. Excluding this item, the variance between periods is an increase of $5.4 million. The fourth quarter increases are comprised of higher travel, consulting and professional services costs linked to business growth initiatives and higher irrecoverable VAT expense resulting from increased marketing activities in EMEA.

Transaction, integration and restructuring expenses were $61.8 million in the fourth quarter compared to $33.1 million in the third quarter 2018. These expenses are comprised of $56.4 million of acquisition-related costs and $5.4 million of business optimization costs in the fourth quarter (third quarter 2018: $18.6 million of acquisition-related costs; $14.5 million of business optimization costs). In the fourth quarter, costs related to the upcoming OppenheimerFunds combination were $32.0 million and included consulting, legal and compensation expenses related to management and personnel changes. Other acquisition-related costs in the fourth quarter included Intelliflo-related integration costs of $10.9 million million and amortization of intangible assets of $8.4 million, with the remaining transaction costs comprised of legal, consulting, marketing and professional fees. In the third quarter, OppenheimerFunds transaction-related costs were $1.2 million, other acquisition costs were $5.7 million, and amortization of intangible assets was $11.7 million.

Equity in earnings of unconsolidated affiliates decreased $6.8 million (57.6%) to $5.0 million in the fourth quarter from $11.8 million in the third quarter 2018 primarily due to a decrease in earnings from partnership investments. Non-operating other income and expenses in the fourth quarter also included a $26.6 million consolidated investment product (CIP) net loss comprised of market-driven gains and losses on investments held by the consolidated funds and net interest income of CIP (third quarter 2018: $28.1 million net gain). Interest and dividend income was up in the fourth quarter to $10.3 million from $4.0 million in the third quarter.

Other gains and losses, net was a loss in the fourth quarter of $41.9 million compared to a gain of $5.9 million in the third quarter. The components and variances are included in the table below:

Summary of Other gains and losses, net (in millions)	Q4-18	Q3-18	Change
Investment gains/(losses)	($14.1)	$0.8	($14.9)
Market valuation gains/(losses) in deferred compensation plan investments	(27.8)	2.9	(30.7)
Market valuation gains/(losses) on acquisition-related contingent consideration	0.3	0.4	(0.1)
Other	(0.3)	1.8	(2.1)
	($41.9)	$5.9	($47.8)

Operating Results - year ended December 31, 2018

The company's full year 2018 results as compared to 2017 are included on page 8. The results of the acquired businesses are included from their respective acquisition dates (European ETF business - August 18, 2017; Guggenheim ETF business - April 6, 2018; Intelliflo - June 4, 2018). The company adopted required changes in revenue accounting rules as of January 1, 2018. The company's adoption methodology impacts only the 2018 period, and these impacts are quantified in the footnotes to the US GAAP condensed consolidated income statements on page 10.

Taxation

Our effective tax rate increased to 35.9% for the fourth quarter, from 17.8% for the third quarter. The increase reflects a 4.5% rate increase as a result of unrealized investment losses reflected in the fourth quarter with no associated tax benefits and a 3.1% rate increase resulting from non-tax deductible transaction, integration, and restructuring costs for the fourth quarter.

The impact of the inclusion of non-controlling interests in CIP increased our effective tax rate by 4.2% in the fourth quarter compared to a decrease of 0.7% for the third quarter. Third quarter included a net 3.8% rate decrease primarily resulting from the acceleration of software tax amortization.  The remainder of the increase is primarily due to changes in the mix of pre-tax income.

Capital Management

For the purpose of repurchasing its shares, the company entered into a forward contract during the fourth quarter of 2018. Under this contract, the counterparty purchased $300 million (14.4 million shares) of the company's shares in the fourth quarter. The shares are included as treasury shares in the company's balance sheet and reduced outstanding shares as of December 3, 2018.

As of December 31, 2018, the company's cash and cash equivalents were $1,147.7 million (September 30, 2018: $1,631.5 million; December 31, 2017: $2,006.4 million), with long-term debt of $2,408.8 million (September 30, 2018: $2,814.6 million; December 31, 2017: $2,075.8 million). Included in this total is a $330.8 million credit facility balance at December 31, 2018 ($737.2 million at September 30, 2018; zero at December 31, 2017).

Dividends paid in the fourth quarter were $122.3 million bringing total 2018 full-year cash dividends to $490.6 million. Today the company is announcing a fourth-quarter cash dividend of $30.0 cents per share to holders of common shares. The dividend is payable on March 1, 2019, to shareholders of record at the close of business on February 14, 2019, with an ex-dividend date of February 13, 2019.

In January 2019, the company entered into additional put option contracts to hedge its Pound-Sterling-based operating income through the end of 2019. These new put options contracts are set at a strike level of $1.25.

Headcount

As of December 31, 2018, the company had 7,459 employees, compared to 7,410 employees as of September 30, 2018, and 7,030 at December 31, 2017.

# # #

Invesco is an independent investment management firm dedicated to delivering an investment experience that helps people get more out of life. NYSE: IVZ; www.invesco.com.

Members of the investment community and general public are invited to listen to the conference call today, January 30, 2019, at 9:00 a.m. ET by dialing one of the following numbers: 1-866-803-2143 for U.S. and Canadian callers or 1-210-795-1098 for international callers. An audio replay of the conference call will be available until February 13, 2019 at 5:00 p.m. ET by calling 1-866-491-2916 for U.S. and Canadian callers or 1-203-369-1723 for international callers. A presentation highlighting the company's performance will be available during a live Webcast and on Invesco's Website at www.invesco.com.

# # #

This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, assets under management, geopolitical events and their potential impact on the company, acquisitions and divestitures, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Q4-18	Q3-18	% Change	Q4-17	% Change
Operating revenues:
Investment management fees	$949.2	$1,038.9	(8.6)%	$1,098.7	(13.6)%
Service and distribution fees	231.5	248.0	(6.7)%	217.5	6.4%
Performance fees	28.3	7.9	258.2%	43.0	(34.2)%
Other	46.9	47.0	(0.2)%	16.4	186.0%
Total operating revenues	1,255.9	1,341.8	(6.4)%	1,375.6	(8.7)%
Operating expenses:
Third-party distribution, service and advisory	372.2	408.0	(8.8)%	390.9	(4.8)%
Employee compensation	349.3	380.7	(8.2)%	379.4	(7.9)%
Marketing	41.3	33.4	23.7%	38.8	6.4%
Property, office and technology	108.0	103.7	4.1%	99.5	8.5%
General and administrative	92.9	60.8	52.8%	93.7	(0.9)%
Transaction, integration, and restructuring	61.8	33.1	86.7%	30.7	101.3%
Total operating expenses	1,025.5	1,019.7	0.6%	1,033.0	(0.7)%
Operating income	230.4	322.1	(28.5)%	342.6	(32.7)%
Other income/(expense):
Equity in earnings of unconsolidated affiliates	5.0	11.8	(57.6)%	3.6	38.9%
Interest and dividend income	10.3	4.0	157.5%	6.4	60.9%
Interest expense	(29.2)	(29.6)	(1.4)%	(23.6)	23.7%
Other gains and losses, net	(41.9)	5.9	N/A	25.6	N/A
Other income/(expense) of CIP, net	(26.6)	28.1	N/A	44.8	N/A
Income before income taxes	148.0	342.3	(56.8)%	399.4	(62.9)%
Income tax (provision)/benefit	(53.2)	(61.1)	(12.9)%	23.2	N/A
Net income	94.8	281.2	(66.3)%	422.6	(77.6)%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	19.4	(11.6)	N/A	(14.4)	N/A
Net income attributable to Invesco Ltd.	$114.2	$269.6	(57.6)%	$408.2	(72.0)%
Earnings per share:
---basic	$0.28	$0.65	(56.9)%	$1.00	(72.0)%
---diluted	$0.28	$0.65	(56.9)%	$0.99	(71.7)%

Average shares outstanding:
---basic	410.0	414.3	(1.0)%	410.0	—%
---diluted	410.1	414.4	(1.0)%	410.6	(0.1)%

See accompanying notes.

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Year ended December 31,
	2018	2017	% Change
Operating revenues:
Investment management fees	$4,082.3	$4,126.6	(1.1)%
Service and distribution fees	968.5	852.8	13.6%
Performance fees	56.9	113.3	(49.8)%
Other	206.4	67.6	205.3%
Total operating revenues	5,314.1	5,160.3	3.0%
Operating expenses:
Third-party distribution, service and advisory	1,608.2	1,486.5	8.2%
Employee compensation	1,494.4	1,499.6	(0.3)%
Marketing	134.8	121.8	10.7%
Property, office and technology	410.5	364.6	12.6%
General and administrative	324.4	306.9	5.7%
Transaction, integration, and restructuring	136.9	101.8	34.5%
Total operating expenses	4,109.2	3,881.2	5.9%
Operating income	1,204.9	1,279.1	(5.8)%
Other income/(expense):
Equity in earnings of unconsolidated affiliates	33.8	44.7	(24.4)%
Interest and dividend income	21.3	13.4	59.0%
Interest expense	(111.5)	(94.8)	17.6%
Other gains and losses, net	(40.0)	49.5	N/A
Other income/(expense) of CIP, net	29.6	137.3	(78.4)%
Income before income taxes	1,138.1	1,429.2	(20.4)%
Income tax provision	(255.0)	(268.2)	(4.9)%
Net income	883.1	1,161.0	(23.9)%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(0.3)	(33.7)	(99.1)%
Net income attributable to Invesco Ltd.	$882.8	$1,127.3	(21.7)%
Earnings per share:
---basic	$2.14	$2.75	(22.2)%
---diluted	$2.14	$2.75	(22.2)%

Average shares outstanding:
---basic	412.4	409.4	0.7%
---diluted	412.5	409.9	0.6%

See accompanying notes.

Invesco Ltd.
Footnotes to the U.S. GAAP Condensed Consolidated Income Statements

(1) During the fourth quarter of 2018, the company added a new U.S. GAAP income statement line item, "Transaction, integration and restructuring."  This line item includes transaction-related costs for acquisitions, as well as integration and restructuring-related costs. The presentation of prior period amounts has been reclassified to be consistent with the current period presentation.  Such reclassifications had no impact on total operating revenues, operating expenses, net income, total assets, total liabilities, or equity attributable to Invesco Ltd.

$ in millions	Q1-18			Q2-18			Q3-18
Operating Expenses	As previously presented	Change	As currently presented	As previously presented	Change	As currently presented	As previously presented	Change	As currently presented
Third-party distribution, service and advisory	$419.1	—	$419.1	$408.9	—	$408.9	$408.0	—	$408.0
Employee compensation	390.4	(5.2)	385.2	381.1	(1.9)	379.2	385.5	(4.8)	380.7
Marketing	28.1	(0.1)	28.0	32.8	(0.7)	32.1	34.0	(0.6)	33.4
Property, office and technology	102.2	(2.0)	100.2	101.7	(3.1)	98.6	104.8	(1.1)	103.7
General and administrative	94.9	(11.2)	83.7	104.8	(17.8)	87.0	87.4	(26.6)	60.8
Transaction, integration and restructuring	—	18.5	18.5	—	23.5	23.5	—	33.1	33.1
Total Operating Expenses	$1,034.7	—	$1,034.7	$1,029.3	—	$1,029.3	$1,019.7	—	$1,019.7

$ in millions	Q4-17			Year ended December 31, 2017
Operating Expenses	As previously presented(a)	Change	As currently presented	As previously presented(a)	Change	As currently presented
Third-party distribution, service and advisory	$390.9	—	$390.9	$1,486.5	—	$1,486.5
Employee compensation	383.6	(4.2)	379.4	1,535.4	(35.8)	1,499.6
Marketing	40.7	(1.9)	38.8	123.7	(1.9)	121.8
Property, office and technology	102.8	(3.3)	99.5	370.1	(5.5)	364.6
General and administrative	115.0	(21.3)	93.7	365.5	(58.6)	306.9
Transaction, integration and restructuring	—	30.7	30.7	—	101.8	101.8
Total Operating Expenses	$1,033.0	—	$1,033.0	$3,881.2	—	$3,881.2

(a) Reflects the adoption of pension cost guidance on January 1, 2018, which required the prior period reclassification of the non-service cost components of certain pension costs into compensation costs.

(2) On January 1, 2018 the company adopted new Revenue Recognition accounting guidance prospectively. 2018 results include the impact of adoption, which impacts the comparability of 2018 results with 2017. Operating income and net income are not impacted. The table below illustrates the increases/(decreases) related to the change in guidance.

(in millions)	Year ended December 31, 2018	Year ended December 31, 2017	Variance	Increases/(decreases) related to Revenue Recognition changes	Variance (Excluding impact of Revenue Recognition changes)
Operating revenues:
Investment management fees	$4,082.3	$4,126.6	($44.3)	($205.9)	$161.6
Service and distribution fees	968.5	852.8	115.7	127.2	(11.5)
Performance fees	56.9	113.3	(56.4)	—	(56.4)
Other	206.4	67.6	138.8	142.1	(3.3)
Total operating revenues	5,314.1	5,160.3	153.8	63.4	90.4

Operating expenses:
Third-party distribution, service and advisory	1,608.2	1,486.5	121.7	82.0	39.7
Employee compensation	1,494.4	1,499.6	(5.2)	—	(5.2)
Marketing	134.8	121.8	13.0	—	13.0
Property, office and technology	410.5	364.6	45.9	—	45.9
General and administrative	324.4	306.9	17.5	(18.6)	36.1
Transaction, integration, and restructuring	136.9	101.8	35.1	—	35.1
Total operating expenses	4,109.2	3,881.2	228.0	63.4	164.6
Operating income	$1,204.9	$1,279.1	($74.2)	$—	($74.2)

Invesco Ltd.
Non-GAAP Information and Reconciliations

We utilize the following non-GAAP performance measures: net revenues (and by calculation, net revenue yield on AUM), adjusted operating income, adjusted operating margin, adjusted net income attributable to Invesco Ltd., and adjusted diluted EPS. We believe the adjusted measures provide valuable insight into our ongoing operational performance and assist in comparisons to our competitors. These measures also assist management with the establishment of operational budgets and forecasts and assist the Board of Directors and management in determining incentive compensation decisions. The most directly comparable U.S. GAAP measures are operating revenues (and by calculation, gross revenue yield on AUM), operating income, operating margin, net income attributable to Invesco Ltd., and diluted EPS.

The following are reconciliations of operating revenues, operating income (and by calculation, operating margin), and net income attributable to Invesco Ltd. (and by calculation, diluted EPS) on a U.S. GAAP basis to a non-GAAP basis of net revenues, adjusted operating income (and by calculation, adjusted operating margin), and adjusted net income attributable to Invesco Ltd. (and by calculation, adjusted diluted EPS). In addition, a reconciliation of adjusted operating expenses is provided below, together with reconciliations of the U.S. GAAP operating expense lines to provide further analysis of the non-GAAP adjustments. These non-GAAP measures should not be considered as substitutes for any U.S. GAAP measures and may not be comparable to other similarly titled measures of other companies. The tax effect of the reconciling items is based on the tax jurisdiction attributable to the transactions. These measures are described more fully in the company's Forms 10-K and 10-Q. Refer to these public filings for additional information about the company's non-GAAP performance measures.

Reconciliation of Operating revenue to Net revenues:

	Quarter			Year
in millions	Q4-18	Q3-18	Q4-17	2018	2017
Operating revenues, U.S. GAAP basis(6)	$1,255.9	$1,341.8	$1,375.6	$5,314.1	$5,160.3
Invesco Great Wall (1)	25.7	28.4	13.5	83.6	48.7
Third party distribution, service and advisory expenses	(372.2)	(408.0)	(390.9)	(1,608.2)	(1,486.5)
CIP	9.8	4.7	6.7	28.6	32.4
Net revenues	$919.2	$966.9	$1,004.9	$3,818.1	$3,754.9

Reconciliation of Operating income to Adjusted operating income:

	Quarter			Year
in millions	Q4-18	Q3-18	Q4-17	2018	2017
Operating income, U.S. GAAP basis	$230.4	$322.1	$342.6	$1,204.9	$1,279.1
Invesco Great Wall (1)	7.7	11.7	6.0	31.1	18.4
CIP	11.5	9.8	12.0	44.8	42.9
Transaction, integration, and restructuring (2)	61.8	33.1	30.7	136.9	101.8
Compensation expense related to market valuation changes in deferred compensation plans	(11.4)	3.9	6.2	(3.2)	20.3
Senior executive retirement and related costs	—	—	—	—	19.7
Prior years' impact of multi-period VAT tax recovery (3)	—	(22.8)	—	(22.8)	—
Adjusted operating income	$300.0	$357.8	$397.5	$1,391.7	$1,482.2

Operating margin (4)	18.3%	24.0%	24.9%	22.7%	24.8%
Adjusted operating margin (5)	32.6%	37.0%	39.6%	36.5%	39.5%

Reconciliation of Net income attributable to Invesco Ltd. to Adjusted net income attributable to Invesco Ltd.:

	Quarter			Year
in millions	Q4-18	Q3-18	Q4-17	2018	2017
Net income attributable to Invesco Ltd., U.S. GAAP basis	$114.2	$269.6	$408.2	$882.8	$1,127.3
CIP	0.9	(11.3)	(0.8)	(8.8)	(2.3)
Changes in the fair value of contingent consideration	(0.3)	(0.4)	(7.5)	(0.9)	(7.6)
Foreign exchange gain related to currency held for business acquisition	—	—	—	—	(12.1)
Transaction, integration, and restructuring (2)	61.8	33.1	30.7	136.9	101.8
Deferred compensation plan market valuation changes and dividend income less compensation expense	12.5	0.9	0.2	19.9	(7.3)
Senior executive retirement and related costs	—	—	—	—	19.7
Prior years' impact of multi-period VAT tax recovery (3)	—	(22.8)	—	(22.8)	—
Foreign exchange hedge	(2.3)	(2.3)	(0.9)	(8.2)	20.6
Taxation:
Revaluation of deferred taxes resulting from 2017 Tax Act	—	—	(130.7)	—	(130.7)
Taxation on changes in the fair value of contingent consideration	0.1	(0.1)	2.8	0.2	2.9
Taxation on foreign exchange gain related to currency held for business acquisition	—	—	—	—	2.3
Taxation on transaction, integration, and restructuring (2)	(3.5)	3.0	(3.1)	1.7	(9.9)
Taxation on deferred compensation plan market valuation changes and dividend income less compensation expense	(2.8)	(0.2)	(0.1)	(4.5)	2.7
Taxation on senior executive retirement and related costs	—	—	—	—	(5.9)
Taxation on prior period impact of multi-year VAT tax recovery (3)	—	4.3	—	4.3	—
Taxation on foreign exchange hedge	0.6	0.6	0.3	2.1	(7.8)
Retroactive state tax adjustment	—	—	—	—	12.2
Adjusted net income attributable to Invesco Ltd. (7)	$181.2	$274.4	$299.1	$1,002.7	$1,105.9

Average shares outstanding - diluted	410.1	414.4	410.6	412.5	409.9
Diluted EPS	$0.28	$0.65	$0.99	$2.14	$2.75
Adjusted diluted EPS (8)	$0.44	$0.66	$0.73	$2.43	$2.70

Reconciliation of Operating expenses to Adjusted operating expenses:

	Quarter			Year
in millions	Q4-18	Q3-18	Q4-17	2018	2017
Operating expenses, U.S. GAAP basis(6)	$1,025.5	$1,019.7	$1,033.0	$4,109.2	$3,881.2
Invesco Great Wall (1)	18.0	16.7	7.5	52.5	30.3
Third party distribution, service and advisory expenses	(372.2)	(408.0)	(390.9)	(1,608.2)	(1,486.5)
CIP	(1.7)	(5.1)	(5.3)	(16.2)	(10.5)
Transaction, integration, and restructuring (2)	(61.8)	(33.1)	(30.7)	(136.9)	(101.8)
Compensation expense related to market valuation changes in deferred compensation plans	11.4	(3.9)	(6.2)	3.2	(20.3)
Senior executive retirement and related costs	—	—	—	—	(19.7)
Prior years' impact of multi-period VAT tax recovery (3)	—	22.8	—	22.8	—
Adjusted operating expenses	$619.2	$609.1	$607.4	$2,426.4	$2,272.7

Employee compensation, U.S. GAAP basis	$349.3	$380.7	$379.4	$1,494.4	$1,499.6
Invesco Great Wall (1)	11.6	12.1	4.8	36.3	18.9
Market appreciation/depreciation of deferred compensation awards	11.4	(3.9)	(6.2)	3.2	(20.3)
Senior executive retirement and related costs	—	—	—	—	(18.3)
Adjusted employee compensation	$372.3	$388.9	$378.0	$1,533.9	$1,479.9

Marketing, U.S. GAAP basis	$41.3	$33.4	$38.8	$134.8	$121.8
Invesco Great Wall (1)	2.0	1.3	1.0	4.7	2.8
Adjusted marketing	$43.3	$34.7	$39.8	$139.5	$124.6

Property, office and technology, U.S. GAAP basis	$108.0	$103.7	$99.5	$410.5	$364.6
Proportional consolidation of joint ventures	2.3	2.1	1.3	6.6	4.2
Adjusted property, office and technology	$110.3	$105.8	$100.8	$417.1	$368.8

General and administrative, U.S. GAAP basis	$92.9	$60.8	$93.7	$324.4	$306.9
Invesco Great Wall (1)	2.1	1.2	0.4	4.9	4.4
CIP	(1.7)	(5.1)	(5.3)	(16.2)	(10.5)
Senior executive retirement and related costs	—	—	—	—	(1.4)
Prior years' impact of multi-period VAT tax recovery (3)	—	22.8	—	22.8	—
Adjusted general and administrative	$93.3	$79.7	$88.8	$335.9	$299.4

Transaction, integration, and restructuring, U.S. GAAP basis	$61.8	$33.1	$30.7	$136.9	$101.8
Transaction, integration, and restructuring (2)	(61.8)	(33.1)	(30.7)	(136.9)	(101.8)
Adjusted transaction, integration, and restructuring	$—	$—	$—	$—	$—

(1)
Prior to the third quarter 2018, management reflected its interests in Great Wall Fund Management Company ("Invesco Great Wall") on a proportional consolidation basis, which was consistent with the presentation of our share of the AUM from these investments. Given the company's influence on Invesco Great Wall, a change in regulation allowing increased foreign ownership, and reaching agreement in principle in the third quarter of 2018 to obtain a majority stake of the joint venture, the company began reporting 100% of the flows and AUM for Invesco Great Wall. Also beginning in the third quarter of 2018, the company's non-GAAP operating results reflect the economics of these holdings on a basis consistent with the underlying AUM and flows. Adjusted net income is reduced by the amount of earnings attributable to non-controlling interests.

(2) The company added a new U.S. GAAP income statement line item, "Transaction, integration and restructuring," during the fourth quarter of 2018.   See “Footnotes to the U.S. Condensed Consolidated GAAP Income Statements” on page 9 for additional information about the reclassification. Utilizing a U.S. GAAP financial statement line item for these types of costs is an approach the company has applied in the past in connection with large-scale business combinations. The presentation of prior period amounts has been reclassified to be consistent with the current period presentation, including in these non-GAAP schedules, where the prior "Business Combination" and "Business Optimization" categories are now reflected in this line item. These expenses were not included in the company's non-GAAP financial measures for the reasons disclosed in the company's annual report on Form 10-K. Consistent with prior presentation, the Transaction, integration and restructuring financial statement line item is not included in the company's non-GAAP financial measures.
(3) As a result of an increase in our recoverable VAT from applying additional regulatory guidance, a credit was recorded in the third quarter of 2018. The portion of the cumulative adjustment representing 2014 through 2017 has been removed for non-GAAP purposes.

(4)	Operating margin is equal to operating income divided by operating revenues.

(5)	Adjusted operating margin is equal to adjusted operating income divided by net revenues.
(6) 2018 results include the impact of adoption of required changes in revenue accounting rules, which impacts the comparability of 2018 results with 2017. See “Footnotes to the U.S. Condensed Consolidated GAAP Income Statements” on page 10 for additional information regarding revenue recognition.

(7)
The effective tax rate on adjusted net income attributable to Invesco Ltd. is 25.0% (third quarter 2018: 16.9% fourth quarter 2017: 26.7%; 2018: 20.5%; 2017: 27.0%). Fourth quarter 2018 included a 2.0% rate increase (2018: 0.5%) as a result of unrealized investment losses with no associated tax benefits. Third quarter 2018 included a net 3.6% rate decrease (2018: 1.0%) primarily resulting from the acceleration of software tax amortization. 2018 includes a 6.0% rate decrease due to lower Federal tax rates effective January 1, 2018.

(8)
Adjusted diluted EPS is equal to adjusted net income attributable to Invesco Ltd. divided by the weighted average number of common and restricted shares outstanding. There is no difference between the calculated earnings per share amounts presented above and the calculated earnings per share amounts under the two class method.

Invesco Ltd.
Quarterly Assets Under Management

(in billions)	Q4-18		Q3-18		% Change	Q4-17
Beginning Assets	$980.9		$963.3		1.8%	$917.5
Long-term inflows	55.2		43.6		26.6%	50.8
Long-term outflows	(75.3)		(54.8)		37.4%	(52.3)
Long-term net flows	(20.1)		(11.2)		79.5%	(1.5)
Net flows in non-management fee earning AUM	(1.2)		3.2		N/A	1.6
Net flows in institutional money market funds	3.2		3.1		3.2%	(3.3)
Total net flows	(18.1)		(4.9)		269.4%	(3.2)
Reinvested distributions	8.4		1.7		394.1%	5.9
Market gains and losses	(79.4)		14.3		N/A	14.9
Acquisitions (f)	—		9.5		(100.0)%	—
Foreign currency translation	(3.6)		(3.0)		20.0%	2.5
Ending Assets	$888.2		$980.9		(9.5)%	$937.6

Average long-term AUM	$749.3		$803.6		(6.8)%	$765.9
Average short-term AUM (b)	175.1		181.5		(3.5)%	164.4
Average AUM	$924.4		$985.1		(6.2)%	$930.3

Gross revenue yield on AUM (a)	55.6	bps	55.8	bps		59.7	bps
Gross revenue yield on AUM before performance fees (a)	54.4	bps	55.4	bps		57.9	bps
Net revenue yield on AUM (b)	39.8	bps	39.3	bps		43.2	bps
Net revenue yield on AUM before performance fees (b)	38.6	bps	38.9	bps		41.3	bps

By active/passive: (in billions)	Total AUM	Active(e)	Passive(e)
September 30, 2018	$980.9	$727.0	$253.9
Long-term inflows	55.2	35.6	19.6
Long-term outflows	(75.3)	(52.0)	(23.3)
Long-term net flows	(20.1)	(16.4)	(3.7)
Net flows in non-management fee earning AUM	(1.2)	—	(1.2)
Net flows in institutional money market funds	3.2	3.2	—
Total net flows	(18.1)	(13.2)	(4.9)
Reinvested distributions	8.4	8.4	—
Market gains and losses	(79.4)	(50.6)	(28.8)
Transfer	—	(1.0)	1.0
Foreign currency translation	(3.6)	(3.4)	(0.2)
December 31, 2018	$888.2	$667.2	$221.0

Average AUM	$924.4	$689.1	$235.3
Gross revenue yield on AUM (a)	55.6bps	69.9bps	15.2bps
Net revenue yield on AUM (b)	39.8bps	48.2bps	15.2bps

By channel: (in billions)	Total	Retail	Institutional
September 30, 2018	$980.9	$652.1	$328.8
Long-term inflows	55.2	38.4	16.8
Long-term outflows	(75.3)	(57.0)	(18.3)
Long-term net flows	(20.1)	(18.6)	(1.5)
Net flows in non-management fee earning AUM	(1.2)	(1.0)	(0.2)
Net flows in institutional money market funds	3.2	2.8	0.4
Total net flows	(18.1)	(16.8)	(1.3)
Reinvested distributions	8.4	8.4	—
Market gains and losses	(79.4)	(73.8)	(5.6)
Foreign currency translation	(3.6)	(3.2)	(0.4)
December 31, 2018	$888.2	$566.7	$321.5

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (d)	Alternatives(c)
September 30, 2018	$980.9	$460.6	$234.3	$57.0	$86.3	$142.7
Long-term inflows	55.2	25.9	16.2	1.6	2.8	8.7
Long-term outflows	(75.3)	(35.3)	(23.2)	(4.3)	(1.7)	(10.8)
Long-term net flows	(20.1)	(9.4)	(7.0)	(2.7)	1.1	(2.1)
Net flows in non-management fee earning AUM	(1.2)	(0.9)	(0.3)	—	—	—
Net flows in institutional money market funds	3.2	—	—	—	3.2	—
Total net flows	(18.1)	(10.3)	(7.3)	(2.7)	4.3	(2.1)
Reinvested distributions	8.4	7.8	0.3	0.1	—	0.2
Market gains and losses	(79.4)	(70.8)	(1.9)	(3.2)	0.4	(3.9)
Foreign currency translation	(3.6)	(2.1)	(0.3)	(0.8)	—	(0.4)
December 31, 2018	$888.2	$385.2	$225.1	$50.4	$91.0	$136.5

Average AUM	$924.4	$415.9	$226.6	$53.4	$89.3	$139.2

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
September 30, 2018	$980.9	$633.0	$25.6	$96.1	$124.8	$101.4
Long-term inflows	55.2	31.5	1.2	2.6	13.1	6.8
Long-term outflows	(75.3)	(46.1)	(1.6)	(5.9)	(16.2)	(5.5)
Long-term net flows	(20.1)	(14.6)	(0.4)	(3.3)	(3.1)	1.3
Net flows in non-management fee earning AUM	(1.2)	(1.2)	—	—	—	—
Net flows in institutional money market funds	3.2	0.4	—	0.1	—	2.7
Total net flows	(18.1)	(15.4)	(0.4)	(3.2)	(3.1)	4.0
Reinvested distributions	8.4	8.2	—	0.2	—	—
Market gains and losses	(79.4)	(59.5)	(2.2)	(6.2)	(8.0)	(3.5)
Foreign currency translation	(3.6)	—	(1.3)	(1.8)	(1.2)	0.7
December 31, 2018	$888.2	$566.3	$21.7	$85.1	$112.5	$102.6

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management

(in billions)	December 31, 2018		December 31, 2017		% Change
Beginning Assets	$937.6		$812.9		15.3%
Long-term inflows	209.8		183.3		14.5%
Long-term outflows	(248.8)		(178.8)		39.1%
Long-term net flows	(39.0)		4.5		N/A
Net flows in non-management fee earning AUM	2.5		3.0		(16.7)%
Net flows in institutional money market funds	7.6		(3.2)		N/A
Total net flows	(28.9)		4.3		N/A
Reinvested distributions	11.4		7.0		62.9%
Market gains and losses	(67.0)		66.0		N/A
Acquisitions/dispositions, net (f)	47.6		26.0		83.1%
Foreign currency translation	(12.5)		21.4		N/A
Ending Assets	$888.2		$937.6		(5.3)%

Average long-term AUM	$785.5		$721.5		8.9%
Average short-term AUM (b)	173.2		153.5		12.8%
Average AUM	$958.7		$875.0		9.6%

Gross revenue yield on AUM(a)	56.3	bps	59.6	bps
Gross revenue yield on AUM before performance fees(a)	55.7	bps	58.2	bps
Net revenue yield on AUM(b)	39.8	bps	42.9	bps
Net revenue yield on AUM before performance fees(b)	39.2	bps	41.5	bps

By active/passive: (in billions)	Total AUM		Active(e)		Passive(e)
December 31, 2017	$937.6		$738.6		$199.0
Long-term inflows	209.8		139.6		70.2
Long-term outflows	(248.8)		(176.8)		(72.0)
Long-term net flows	(39.0)		(37.2)		(1.8)
Net flows in non-management fee earning AUM	2.5		—		2.5
Net flows in institutional money market funds	7.6		7.6		—
Total net flows	(28.9)		(29.6)		0.7
Reinvested distributions	11.4		11.4		—
Market gains and losses	(67.0)		(52.2)		(14.8)
Transfer	—		0.5		(0.5)
Acquisitions/dispositions, net (f)	47.6		10.5		37.1
Foreign currency translation	(12.5)		(12.0)		(0.5)
December 31, 2018	$888.2		$667.2		$221.0

Average AUM	$958.7		$726.9		$231.8
Gross revenue yield on AUM(a)	56.3	bps	69.9	bps	14.9	bps
Net revenue yield on AUM(b)	39.8	bps	47.8	bps	14.9	bps

By channel: (in billions)	Total	Retail	Institutional
December 31, 2017	$937.6	$637.0	$300.6
Long-term inflows	209.8	158.8	51.0
Long-term outflows	(248.8)	(194.1)	(54.7)
Long-term net flows	(39.0)	(35.3)	(3.7)
Net flows in non-management fee earning AUM	2.5	2.7	(0.2)
Net flows in institutional money market funds	7.6	9.0	(1.4)
Total net flows	(28.9)	(23.6)	(5.3)
Reinvested distributions	11.4	11.4	—
Market gains and losses	(67.0)	(62.0)	(5.0)
Transfer	—	(29.8)	29.8
Acquisitions/dispositions, net (f)	47.6	42.6	5.0
Foreign currency translation	(12.5)	(8.9)	(3.6)
December 31, 2018	$888.2	$566.7	$321.5

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (d)	Alternatives(c)
December 31, 2017	$937.6	$431.2	$225.8	$57.7	$78.7	$144.2
Long-term inflows	209.8	99.9	54.8	12.2	7.7	35.2
Long-term outflows	(248.8)	(130.5)	(60.7)	(14.2)	(5.6)	(37.8)
Long-term net flows	(39.0)	(30.6)	(5.9)	(2.0)	2.1	(2.6)
Net flows in non-management fee earning AUM	2.5	3.1	(0.6)	—	—	—
Net flows in institutional money market funds	7.6	—	—	—	7.6	—
Total net flows	(28.9)	(27.5)	(6.5)	(2.0)	9.7	(2.6)
Reinvested distributions	11.4	9.6	1.1	0.2	—	0.5
Market gains and losses	(67.0)	(53.2)	(4.9)	(4.4)	0.7	(5.2)
Acquisitions/dispositions, net (f)	47.6	31.2	11.5	1.0	2.4	1.5
Foreign currency translation	(12.5)	(6.1)	(1.9)	(2.1)	(0.5)	(1.9)
December 31, 2018	$888.2	$385.2	$225.1	$50.4	$91.0	$136.5

Average AUM	$958.7	$440.7	$231.1	$57.3	$85.8	$143.9

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2017	$937.6	$585.4	$26.8	$110.9	$127.1	$87.4
Long-term inflows	209.8	104.4	4.7	12.7	59.2	28.8
Long-term outflows	(248.8)	(134.0)	(5.6)	(23.9)	(60.8)	(24.5)
Long-term net flows	(39.0)	(29.6)	(0.9)	(11.2)	(1.6)	4.3
Net flows in non-management fee earning AUM	2.5	2.5	—	—	—	—
Net flows in institutional money market funds	7.6	1.2	—	(2.2)	(0.3)	8.9
Total net flows	(28.9)	(25.9)	(0.9)	(13.4)	(1.9)	13.2
Reinvested distributions	11.4	10.8	—	0.6	—	—
Market gains and losses	(67.0)	(42.1)	(2.1)	(8.2)	(8.6)	(6.0)
Acquisitions/dispositions, net (f)	47.6	38.1	—	—	—	9.5
Foreign currency translation	(12.5)	—	(2.1)	(4.8)	(4.1)	(1.5)
December 31, 2018	$888.2	$566.3	$21.7	$85.1	$112.5	$102.6

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Passive(e)

(in billions)	Q4-18		Q3-18		% Change	Q4-17
Beginning Assets	$253.9		$241.2		5.3%	$190.5
Long-term inflows	19.6		15.3		28.1%	16.5
Long-term outflows	(23.3)		(15.6)		49.4%	(15.7)
Long-term net flows	(3.7)		(0.3)		1,133.3%	0.8
Net flows in non-management fee earning AUM	(1.2)		3.2		N/A	1.6
Net flows in institutional money market funds	—		—		N/A	—
Total net flows	(4.9)		2.9		N/A	2.4
Market gains and losses	(28.8)		9.6		N/A	5.9
Transfer	1.0		—		N/A	—
Acquisitions/dispositions, net	—		0.2		(100.0)%	—
Foreign currency translation	(0.2)		—		N/A	0.2
Ending Assets	$221.0		$253.9		(13.0)%	$199.0

Average long-term AUM	$142.9		$151.0		(5.4)%	$109.9
Average AUM	$235.3		$248.8		(5.4)%	$196.6

Gross revenue yield on AUM (a)	15.2	bps	14.3	bps		16.0	bps
Gross revenue yield on AUM before performance fees (a)	15.2	bps	14.3	bps		16.0	bps
Net revenue yield on AUM (b)	15.2	bps	14.3	bps		16.0	bps
Net revenue yield on AUM before performance fees (b)	15.2	bps	14.3	bps		16.0	bps

By channel: (in billions)	Total	Retail	Institutional
September 30, 2018	$253.9	$237.3	$16.6
Long-term inflows	19.6	19.6	—
Long-term outflows	(23.3)	(23.3)	—
Long-term net flows	(3.7)	(3.7)	—
Net flows in non-management fee earning AUM	(1.2)	(1.0)	(0.2)
Net flows in institutional money market funds	—	—	—
Total net flows	(4.9)	(4.7)	(0.2)
Reinvested distributions	—	—	—
Market gains and losses	(28.8)	(28.8)	—
Transfer	1.0	1.0	—
Foreign currency translation	(0.2)	(0.2)	—
December 31, 2018	$221.0	$204.6	$16.4

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (d)	Alternatives(c)
September 30, 2018	$253.9	$177.1	$63.9	$—	$—	$12.9
Long-term inflows	19.6	14.6	3.3	—	—	1.7
Long-term outflows	(23.3)	(14.0)	(7.7)	—	—	(1.6)
Long-term net flows	(3.7)	0.6	(4.4)	—	—	0.1
Net flows in non-management fee earning AUM	(1.2)	(0.9)	(0.3)	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	(4.9)	(0.3)	(4.7)	—	—	0.1
Reinvested distributions	—	—	—	—	—	—
Market gains and losses	(28.8)	(26.8)	(1.3)	—	—	(0.7)
Transfer	1.0	0.6	0.5	—	—	(0.1)
Foreign currency translation	(0.2)	(0.1)	(0.1)	—	—	—
December 31, 2018	$221.0	$150.5	$58.3	$—	$—	$12.2

Average AUM	$235.3	$160.8	$61.9	$—	$—	$12.6

Invesco Ltd.
Quarterly Assets Under Management - Passive(e) (continued)

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
September 30, 2018	$253.9	$221.5	$0.6	$—	$30.4	$1.4
Long-term inflows	19.6	12.3	0.1	—	7.1	0.1
Long-term outflows	(23.3)	(15.9)	(0.1)	—	(7.2)	(0.1)
Long-term net flows	(3.7)	(3.6)	—	—	(0.1)	—
Net flows in non-management fee earning AUM	(1.2)	(1.2)	—	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	(4.9)	(4.8)	—	—	(0.1)	—
Market gains and losses	(28.8)	(26.4)	—	—	(2.3)	(0.1)
Transfer	1.0	—	—	—	1.0	—
Foreign currency translation	(0.2)	—	—	—	(0.2)	—
December 31, 2018	$221.0	$190.3	$0.6	$—	$28.8	$1.3

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management - Passive(e)

(in billions)	December 31, 2018		December 31, 2017		% Change
Beginning Assets	$199.0		$144.4		37.8%
Long-term inflows	70.2		42.9		63.6%
Long-term outflows	(72.0)		(38.2)		88.5%
Long-term net flows	(1.8)		4.7		N/A
Net flows in non-management fee earning AUM	2.5		3.0		(16.7)%
Net flows in institutional money market funds	—		—		N/A
Total net flows	0.7		7.7		(90.9)%
Market gains and losses	(14.8)		20.5		N/A
Transfer	(0.5)		0.1		N/A
Acquisitions/dispositions, net	37.1		26.0		42.7%
Foreign currency translation	(0.5)		0.3		N/A
Ending Assets	$221.0		$199.0		11.1%

Average long-term AUM	$138.7		$88.9		56.0%
Average AUM	$231.8		$169.7		36.6%

Gross revenue yield on AUM (a)	14.9	bps	16.3	bps
Gross revenue yield on AUM before performance fees (a)	14.9	bps	16.3	bps
Net revenue yield on AUM (b)	14.9	bps	16.3	bps
Net revenue yield on AUM before performance fees (b)	14.9	bps	16.3	bps

By channel: (in billions)	Total	Retail	Institutional
December 31, 2017	$199.0	$182.0	$17.0
Long-term inflows	70.2	70.2	—
Long-term outflows	(72.0)	(72.0)	—
Long-term net flows	(1.8)	(1.8)	—
Net flows in non-management fee earning AUM	2.5	2.7	(0.2)
Net flows in institutional money market funds	—	—	—
Total net flows	0.7	0.9	(0.2)
Market gains and losses	(14.8)	(14.4)	(0.4)
Transfer	(0.5)	(0.4)	(0.1)
Acquisitions/dispositions, net	37.1	37.1	—
Foreign currency translation	(0.5)	(0.6)	0.1
December 31, 2018	$221.0	$204.6	$16.4

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (d)	Alternatives (c)
December 31, 2017	$199.0	$128.4	$57.3	$—	$—	$13.3
Long-term inflows	70.2	48.5	13.5	—	—	8.2
Long-term outflows	(72.0)	(46.2)	(17.7)	—	—	(8.1)
Long-term net flows	(1.8)	2.3	(4.2)	—	—	0.1
Net flows in non-management fee earning AUM	2.5	3.1	(0.6)	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	0.7	5.4	(4.8)	—	—	0.1
Market gains and losses	(14.8)	(10.5)	(2.9)	—	—	(1.4)
Transfer	(0.5)	0.4	0.3	—	—	(1.2)
Acquisitions/dispositions, net	37.1	27.1	8.7	—	—	1.3
Foreign currency translation	(0.5)	(0.3)	(0.3)	—	—	0.1
December 31, 2018	$221.0	$150.5	$58.3	$—	$—	$12.2

Average AUM	$231.8	$156.1	$61.7	$—	$—	$14.0

Invesco Ltd.
Year-to-Date Assets Under Management - Passive(e) (continued)

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2017	$199.0	$167.3	$0.6	$—	$30.0	$1.1
Long-term inflows	70.2	42.5	0.2	—	27.1	0.4
Long-term outflows	(72.0)	(44.8)	(0.2)	—	(26.7)	(0.3)
Long-term net flows	(1.8)	(2.3)	—	—	0.4	0.1
Net flows in non-management fee earning AUM	2.5	2.5	—	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	0.7	0.2	—	—	0.4	0.1
Market gains and losses	(14.8)	(12.1)	—	—	(2.1)	(0.6)
Transfer	(0.5)	(2.0)	—	—	1.0	0.5
Acquisitions/dispositions, net (f)	37.1	36.9	—	—	—	0.2
Foreign currency translation	(0.5)	—	—	—	(0.5)	—
December 31, 2018	$221.0	$190.3	$0.6	$—	$28.8	$1.3

See the footnotes immediately following these tables.

Invesco Ltd.
Footnotes to the Assets Under Management Tables

(a)    It is appropriate to exclude the average AUM of our China JVs for purposes of computing gross revenue yield on AUM, because the revenues resulting from these AUM are not presented in our operating revenues. Under U.S. GAAP, our share of the net income of the JVs is recorded as equity in earnings of unconsolidated affiliates on our Condensed Consolidated Statements of Income. Gross revenue yield, the most comparable U.S. GAAP-based measure to net revenue yield, is not considered a meaningful effective fee rate measure. The numerator of the gross revenue yield measure, operating revenues, excludes the management fees earned from CIP; however, the denominator of the measure includes the AUM of these investment products. Therefore, the gross revenue yield measure is not considered representative of the company's true effective fee rate from AUM.
(b)    Net revenue yield on AUM is equal to annualized net revenues divided by average AUM. See the reconciliations of U.S. GAAP to Non-GAAP Information on pages 11 through 14 of this release for a reconciliation of operating revenues to net revenues.
(c)    The alternatives asset class includes absolute return, commodities, currencies, financial structures, global macro, long/short equity, managed futures, multi-alternatives, private capital - direct, private capital - fund of funds, private direct real estate, public real estate securities, senior secured loans and custom solutions.
(d)    Long-term AUM excludes institutional money market and non-management fee earning AUM. Ending AUM as of December 31, 2018 includes $83.7 billion in institutional money market AUM and $87.5 billion in non-management fee earning AUM (September 30, 2018: $80.3 billion and $101.8 billion, respectively; December 31, 2017: $74.0 billion and $87.8 billion, respectively).
(e)    Passive AUM includes ETFs, UITs, certain non-fee earning leverage and other passive mandates. Active AUM are total AUM less Passive AUM.
(f)    As of July 1, 2018, we began including 100% of Invesco Great Wall Fund Management Company, which added $9.5 billion in AUM during the third quarter. The acquisition of Guggenheim Investments' ETF business on April 6, 2018 added $38.1 billion in AUM during the second quarter. The acquisition of the European ETF business added $26.0 billion in AUM in 2017.

Invesco Ltd.
Investment Capabilities Performance Overview

		Benchmark Comparison			Peer Group Comparison
		% of AUM Ahead of Benchmark			% of AUM In Top Half of Peer Group
Equities		1yr	3yr	5yr	1yr	3yr	5yr
	U.S. Core	6%	8%	14%	22%	6%	8%
	U.S. Growth	43%	30%	30%	10%	10%	36%
	U.S. Value	44%	32%	41%	3%	32%	3%
	Sector	19%	59%	53%	54%	36%	35%
	U.K.	12%	7%	83%	10%	8%	7%
	Canadian	5%	11%	—%	5%	—%	—%
	Asian	64%	80%	88%	60%	94%	88%
	Continental European	6%	34%	82%	25%	37%	82%
	Global	9%	38%	49%	22%	27%	48%
	Global Ex U.S. and Emerging Markets	67%	14%	14%	2%	15%	3%
Other
	Alternatives	16%	65%	87%	40%	46%	80%
	Balanced	21%	58%	47%	3%	55%	92%
Fixed Income
	Money Market	99%	99%	99%	85%	86%	85%
	U.S. Fixed Income	35%	90%	88%	33%	69%	87%
	Global Fixed Income	45%	43%	53%	51%	34%	43%
	Stable Value	100%	100%	100%	100%	100%	100%

(1):
Excludes passive products, closed-end funds, private equity limited partnerships, non-discretionary funds, unit investment trusts, fund of funds with component funds managed by Invesco, stable value building block funds and CDOs. Certain funds and products were excluded from the analysis because of limited benchmark or peer group data. Had these been available, results may have been different. These results are preliminary and subject to revision. AUM measured in the one, three, and five year quartile rankings represents 52%, 52%, and 51% of total Invesco AUM, respectively, and AUM measured versus benchmark on a one, three, and five year basis represents 65%, 63%, and 60% of total Invesco AUM as of 12/31/18. Peer group rankings are sourced from a widely-used third party ranking agency in each fund’s market (Lipper, Morningstar, IA, Russell, Mercer, eVestment Alliance, SITCA, Value Research) and asset-weighted in USD. Rankings are as of prior quarter-end for most institutional products and prior month-end for Australian retail funds due to their late release by third parties. Rankings are calculated against all funds in each peer group. Rankings for the primary share class of the most representative fund in each composite are applied to all products within each composite. Performance assumes the reinvestment of dividends. Past performance is not indicative of future results and may not reflect an investor’s experience.

Invesco Ltd.
Supplemental Information(1)

	For the year ended December 31, 2018			For the year ended December 31, 2017
Cash flow information $ in millions	U.S. GAAP	Impact of CIP	Excluding CIP	U.S. GAAP	Impact of CIP	Excluding CIP
Invesco and CIP cash and cash equivalents, beginning of period	$2,517.7	$511.3	$2,006.4	$2,070.2	$742.2	$1,328.0
Cash flows from operating activities	828.8	(234.2)	1,063.0	1,157.8	(294.2)	1,452.0
Cash flows from investing activities	(2,898.7)	(1,248.0)	(1,650.7)	(974.4)	(678.3)	(296.1)
Cash flows from financing activities	1,540.0	1,767.2	(227.2)	169.0	746.3	(577.3)
Increase/(decrease) in cash and cash equivalents	(529.9)	285.0	(814.9)	352.4	(226.2)	578.6
Foreign exchange movement on cash and cash equivalents	(44.8)	(1.0)	(43.8)	104.1	4.3	99.8
Net cash inflows (outflows) upon consolidation/deconsolidation of CIP	(137.6)	(137.6)	—	(9.0)	(9.0)	—
Invesco and CIP cash and cash equivalents, end of the period	$1,805.4	$657.7	$1,147.7	$2,517.7	$511.3	$2,006.4

	As of December 31, 2018				As of December 31, 2017
Balance Sheet information $ in millions	U.S. GAAP	Impact of CIP	Impact of Policyholders	As Adjusted	U.S. GAAP	Impact of CIP	Impact of Policyholders		As Adjusted
ASSETS								—
Cash and cash equivalents	$1,147.7	$—	$—	$1,147.7	$2,006.4	—	—		$2,006.4
Unsettled fund receivables	191.3	—	—	191.3	793.8	—	—		793.8
Investments	613.5	(610.9)	—	1,224.4	674.6	(478.9)	—		1,153.5
Investments and other assets of CIP	6,324.3	6,324.3	—	—	5,789.5	5,789.5	—		—
Cash and cash equivalents of CIP	657.7	657.7	—	—	511.3	511.3	—		—
Assets held for policyholders	11,384.8	—	11,384.8	—	12,444.5	—	12,444.5		—
Goodwill and intangible assets, net	9,333.2	—	—	9,333.2	8,149.4	—	—		8,149.4
Other assets (2)	1,325.9	(5.0)	—	1,330.9	1,299.3	(21.6)	—		1,320.9
Total assets	30,978.4	6,366.1	11,384.8	13,227.5	31,668.8	5,800.3	12,444.5		13,424.0
LIABILITIES
Debt of CIP	5,226.0	5,226.0	—	—	4,799.8	4,799.8	—		—
Other liabilities of CIP	387.6	387.6	—	—	498.8	498.8	—		—
Policyholder payables	11,384.8	—	11,384.8	—	12,444.5	—	12,444.5		—
Unsettled fund payables	178.7	—	—	178.7	783.8	—	—		783.8
Long-term debt	2,408.8	—	—	2,408.8	2,075.8	—	—		2,075.8
Other liabilities (3)	2,060.1	—	—	2,060.1	1,867.3	—	—		1,867.3
Total liabilities	21,646.0	5,613.6	11,384.8	4,647.6	22,470.0	5,298.6	12,444.5		4,726.9
EQUITY
Total equity attributable to Invesco Ltd.	8,578.8	(0.1)	—	8,578.9	8,696.1	(0.1)	—		8,696.2
Noncontrolling interests (4)	753.6	752.7	—	0.9	502.7	501.8	—		0.9
Total equity	9,332.4	752.6	—	8,579.8	9,198.8	501.7	—		8,697.1
Total liabilities and equity	$30,978.4	$6,366.2	$11,384.8	$13,227.4	$31,668.8	$5,800.3	$12,444.5		$13,424.0

(1) These tables include non-GAAP presentations.  Cash held by CIP is not available for use by Invesco.  Additionally, there is no recourse to Invesco for CIP debt.  The cash flows of CIP do not form part of the company’s cash flow management processes, nor do they form part of the company’s significant liquidity evaluations and decisions. Policyholder assets and liabilities are equal and offsetting and have no impact on Invesco’s shareholder’s equity.  The impact of cash inflows/outflows from policyholder assets and liabilities are reflected within cash flows from operating activities as changes in receivable and/or payables, as applicable.
(2) Amounts include accounts receivable, prepaid assets, property, equipment and software and other assets.
(3) Amounts include accrued compensation and benefits, accounts payable and accrued expenses and deferred tax liabilities.
(4) Amounts include redeemable noncontrolling interests in consolidated entities and equity attributable to nonredeemable noncontrolling interests in consolidated entities.